I-Tech Holdings Group, Inc.


                              FINANCIAL STATEMENTS

                                      with

                          Independent Auditors' Report

                 For the Years Ended December 31, 1997 and 1996

                           I-Tech Holdings Group, Inc.


                                TABLE OF CONTENTS

                                                                      Page

         Independent Auditors' Report                                  F-1

         Financial Statements

                  Balance Sheet                                        F-2

                  Statement of Operations                              F-3

                  Statement of Cash Flows                              F-4

                  Statement of Shareholder's Equity                    F-5

                  Notes to the Financial Statements                    F-6-F-8

                          Independent Auditor's Report


We have audited the accompanying balance sheet of I-Tech Holdings Group, Inc. (a Developmental Stage Company), at December 31, 1997 and 1996, and the related statement of operations, shareholders' equity, and cash flows for the year ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I-Tech Holdings Group, Inc. at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the development stage and has no operations as of December 31, 1997. The lack of sufficient working capital to operate as of December 31, 1997 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ Kish, Leake & Associates, P.C.
----------------------------------
Kish, Leake & Associates, P.C.
Certified Public Accountants
Englewood, Colorado
May 8, 1998

                                      F - 1



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I-Tech Holdings Group, Inc.
(A Development Stage Company)
Balance Sheet

--------------------------------------------------------------------------------

                                                                       December
                                                                       31, 1997
                                                                       --------

ASSETS

Current Assets - Cash                                                  $  7,883
                                                                       ========


LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES - Due To Related Entity For Rent                           $  1,100
                                                                       --------


SHAREHOLDERS' EQUITY

Common Stock, No Par Value
 Authorized 50,000,000 shares; Issued And
 Outstanding 20,380,000 Shares                                           10,480

Preferred Stock, No Par Value,
 Non Voting, Authorized 5,000,000 shares;
 Issued And Outstanding 300,000 Shares                                    3,000

(Deficit) Accumulated During The Development Stage                       (6,697)
                                                                       --------

TOTAL SHAREHOLDERS' EQUITY                                                6,783
                                                                       --------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                                   $  7,883
                                                                       ========




   The Accompanying Notes Are An Integral Part Of These Financial Statements.

                                      F - 2

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


I-Tech Holdings Group, Inc.
(A Development Stage Company)
Statement Of Operations

----------------------------------------------------------------------------------------

                                                                              December
                                                                              6, 1994
                                                                            (Inception)
                                              Year Ended      Year Ended      Through
                                               December        December       December
                                               31, 1997        31, 1996       31, 1997
                                               --------        --------       --------

Revenue                                      $          0    $          0   $          0
                                             ------------    ------------   ------------

Consulting                                              0               0            380
Fees                                                  265               0            265
Legal & Accounting                                  3,750               0          3,750
Office                                                122               0            122
Rent                                                1,100               0          1,200
Stock Transfer                                        980               0            980
                                             ------------    ------------   ------------

Total Expenses                                      6,217               0          6,697
                                             ------------    ------------   ------------

Net (Loss)                                   $     (6,217)   $          0         (6,697)
                                             ============    ============   ============

Basic (Loss) Per Common Share                $      (0.00)  $       0.00
                                             ============   ============

Weighted Average Common Shares Outstanding     13,713,333        380,000
                                             ============   ============




       The Accompanying Notes Are An Integral Part Of These Financial Statements.

                                          F - 3

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I-Tech Holdings Group, Inc.
(A Development Stage Company)
Statement Of Cash Flow

--------------------------------------------------------------------------------

                                                                       December
                                                                       6, 1994
                                                                     (Inception)
                                             Year Ended   Year Ended   Through
                                              December     December    December
                                              31, 1997     31, 1996    31, 1997
                                              --------     --------    --------

Net (Loss)                                    $ (6,217)    $      0    $ (6,697)
                                              --------     --------    --------

Plus Items Not Affecting Cash Flow:                  0            0           0
 Stock Issued For Services                                                  380

Increase In Accounts Payable                     1,100            0       1,100
                                              --------     --------    --------

Net Cash Flows From Operations                  (5,117)           0      (5,217)
                                              --------     --------    --------

Cash Flows From Investing Activities:

Net Cash Flows From Investing:                       0            0           0
                                              --------     --------    --------

Cash Flows From Financing Activities:

Common Stock Issued For Cash                    10,000            0      10,000
Contributed Capital                                  0            0         100
Preferred Stock Issued For Cash                  3,000            0       3,000
                                              --------     --------    --------

Net Cash Flows From Financing:                  13,000            0      13,100
                                              --------     --------    --------


Net Increase (Decrease) In Cash                  7,883            0       7,883
Cash At Beginning Of Period                          0            0           0
                                              --------     --------    --------

Cash At End Of Period                         $  7,883     $      0    $  7,883
                                              ========     ========    ========



Summary Of Non-Cash Investing And
 Financing Activities:

Common Stock Issued For Services              $      0     $      0    $    380
                                              ========     ========    ========



   The Accompanying Notes Are An Integral Part Of These Financial Statements.

                                      F - 4
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


I-Tech Holdings Group, Inc.
(A Development Stage Company)
Statement Of Shareholders' Equity

---------------------------------------------------------------------------------------------------------------------------

                                                                                                Net (Loss)
                                                                                                Accumulated
                                          Number Of    Number Of                                During The
                                           Shares       Shares          Common     Preferred    Development
                                           Common      Preferred        Stock        Stock         Stage           Total
                                           ------      ---------        -----        -----         -----           -----

Balance At December 6, 1994                       0             0    $        0    $        0    $        0     $        0

June 15, 1995 issued
 380,000 Shares Of No Par Value
 Common Stock for services valued
 at $380 or $.001 per share                 380,000             0           380             0                          380

Additional Capital Contribution                                             100                                        100

Net (Loss)                                                                                             (380)          (380)
                                         ----------    ----------    ----------    ----------    ----------     ----------

Balance At December 31, 1995                380,000             0           480             0          (380)           100

Net (Loss)                                                                                             (100)          (100)
                                         ----------    ----------    ----------    ----------    ----------     ----------

Balance At December 31, 1996                380,000             0           480             0          (480)             0

January 2, 1997 issued
 300,000 Shares Of No Par Value
 Preferred Stock for  $3,000 or
 $.01 per share                                   0       300,000             0         3,000                        3,000

March & May, 1997 issued
 20,000,000 Shares Of No Par Value
 Common Stock for  $10,000 or
 $.0005 per share                        20,000,000             0        10,000             0                       10,000

Net (Loss)                                                                                           (6,217)        (6,217)
                                         ----------    ----------    ----------    ----------    ----------     ----------

Balance At December 31, 1997             20,380,000       300,000    $   10,480    $    3,000    ($   6,697)    $    6,783
                                         ==========    ==========    ==========    ==========    ==========     ==========





                        The Accompanying Notes Are An Integral Part Of These Financial Statements.

                                                          F - 5

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I-Tech Holdings Group, Inc.
(A Development Stage Company)
Notes to Financial Statements
At December 31, 1997 and 1996
-----------------------------

Note 1 - Organization and Summary of Significant Accounting Policies
--------------------------------------------------------------------
Organization:
-------------

On  December  6,  1994,   I-Tech  Holdings  Group,   Inc.  ("the  Company")  was
incorporated under the laws of Colorado, to engage in the business of environmental technologies of all types and manufacturing products related to environmental technologies. The Company may also engage in any business which is permitted by the Colorado Business Corporation Act, as designated by the board of directors of the Company. In January 1997, the Company elected to engage in the business of consulting services to develop web sites for business and industry.

Developmental Stage:

The Company is currently in the developmental stage and has no significant operations to date.

Income Taxes:

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset federal income taxes. Due to the Company's net operating loss there are no income taxes currently due. Also, there were no material differences between recorded book basis and tax basis at December 31, 1997 and 1996.

Statement of Cash Flows:

For purposes of the statement of cash flows, the Company considers demand deposits and highly liquid-debt instruments purchased with a maturity of three months or less to be cash equivalents.

Cash paid for interest and taxes in the period ended December 31, 1997 and 1996 was $-0-.

I-Tech Holdings Group, Inc.
(A Development Stage Company)
Notes to Financial Statements
At December 31, 1997 and 1996
-----------------------------

Net (Loss) Per Common Share:

The net (loss) per common share is computed by dividing the net (Loss) for the period by the weighted average number of shares outstanding at December 31, 1997, 1996.

Note 2 - Capital Stock
----------------------

Common Stock:

The Company initially authorized 50,000,000 shares of no par value common stock. On June 15, 1995 380,000 shares of no par common stock were issued for services valued at $380 or $.001 per share. In March and May 1997 the Company issued an additional 20,000,000 shares of common stock for $10,000 or $.0005 per share.

Preferred Stock

The Company initially authorized 5,000,000 shares of no par value, non-voting preferred stock.

On January 22, 1997, the Company issued 300,000 shares of its no par value preferred stock for $3,000 or $.01 per share. The Directors have assigned the following preferences to the issued and outstanding shares of Preferred Stock:
(I) the Preferred Stock shall be non-voting, (ii) the holders of the stock as a group have the right to receive, prorata, upon dissolution or winding up of the Company, 10% of the assets of the Company prior to division and distribution of assets to the holders of the Company's Common Stock.

The Company has declared no dividends through December 31, 1997.

I-Tech Holdings Group, Inc.
(A Development Stage Company)
Notes to Financial Statements
At December 31, 1997 and 1996
-----------------------------

Note 3 - Related Party Events
-----------------------------

The Company presently maintains its principal offices at an address provided by a related party at a monthly rental of $100 per month, plus any expenses of telephone, fax, and secretarial services, commencing February 1, 1997. The office is located at 1629 York Street, Denver, Colorado 80206.

Note 4 - Basis Of Presentation
------------------------------

In the course of its development activities, the Company has sustained continuing losses and expects such losses to continue in the foreseeable future. The Company plans to continue financing its operations with stock sales and in the longer term, revenues from its operations. The Company's ability to continue as a going concern is dependent upon the successful completion of its offering of common stock, additional financing and, ultimately, upon achieving profitable operations.